Exhibit 10.3

August 29, 2016
Nina Green
Partners HealthCare Innovation 215 First Street, Suite 500
Cambridge, MA 02142

Dear Nina,

1.This binding term sheet (this “Term Sheet”), dated 29 August 2016 (the “BTS Date”) is entered into as a legally binding contract between OvaScience, Inc., a Delaware corporation with offices at Nine 4th Avenue in Waltham, MA 02451 (“OvaScience”), and The General Hospital Corporation, d/b/a Massachusetts General Hospital, a not-for-profit Massachusetts corporation with offices at 55 Fruit Street in Boston, MA 02114 (“Hospital”) (each of OvaScience and Hospital referred to herein individually as a “Party”, and collectively as the “Parties”).

2.OvaScience and Hospital previously entered into an exclusive license agreement related to, inter alia, Hospital’s rights to egg precursor cell technology, dated June 27, 2011 , which license agreement was subsequently amended by the Parties in amendments dated September 7 2011, July 30 2013, September 9 2013, November 14 2013, and December 18 2013 (as so amended, the “Agreement”).

3.In the interest of eliminating ambiguities and any misalignment that might exist between the Parties on account of the Agreement, and to promote optimal alignment between the Parties moving forward, the Parties hereby agree to further amend the Agreement to reflect the modified rights and obligations provided in Schedule A to this Term Sheet (the “Amended Terms”); provided, however, that the effectiveness of such Amended Terms is expressly conditioned upon, and subject to, the approval of OvaScience’s Board of Directors at a meeting of the Board, which is scheduled to occur on September 7, 2016.

4.In the event that OvaScience’s Board of Directors approves the Amended Terms, (1) the Agreement shall be deemed to have been amended in accordance with the Amended Terms immediately effective upon the delivery by OvaScience to Hospital of written notice of such Board of Directors’ approval, (2) any amounts that are payable by OvaScience upon execution and/or signing of the amended and restated license agreement incorporating the Amended Terms will be payable by OvaScience within ten (10) business days of the date of such written notice (or, if the amended and restated license is not executed by the Parties and an amount is payable by OvaScience upon a specified anniversary, within ten (10) business days of the anniversary of the date of such written notice), and (3) the Parties will undertake to negotiate and execute in good faith an amended and restated license agreement that

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.3

incorporates the substance of the Agreement as further amended by the Amended Terms, it being expressly understood that no such amended and restated license agreement is required in order to make the Amended Terms set forth in this Term Sheet effective.

5.The existence and the terms of this Term Sheet, and any information exchanged in furtherance of generating this Term Sheet and/or in preparing and executing the amended and restated license agreement, shall be confidential information of OvaScience. Hospital agrees to hold in confidence and not use, disclose or reveal to any other person any such information unless and until such information has become generally available to the public through no fault or omission on the part of Hospital.

6.The Parties have entered into this Term Sheet on the BTS Date. This Term Sheet is intended to be a valid and binding agreement, enforceable against the Parties and their respective successors and assigns, whether or not the Parties enter into the amended and restated license agreement, subject only to the approval of OvaScience’s Board of Directors. Any capitalized but undefined terms in this Term Sheet or Schedule A hereto shall have the meanings ascribed to them in the Agreement; additionally, “CRE” shall mean commercially reasonable efforts and shall include considerations of strategy, as well as the presence or absence of (i) intellectual property protection, and (ii) regulatory requirements or concerns. The validity, interpretation and performance of this Term Sheet is controlled by and construed under the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof. The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Term Sheet and have contributed to its revision, and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Term Sheet. This Term Sheet may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement binding on both Parties.

OvaScience, Inc.	The General Hospital Corporation (d/b/a “Massachusetts General Hospital”)

/s/ Harald Stock                /s/ Sepideh Hashemi

By: Harald Stock    By: Sepideh Hashemi
Title: President and CEO    Title: Market Sector Leader

9/6/16                        9/6/16

Date    Date

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A
Schedule of Amended Terms to Exclusive License Agreement

Issue	Agreed Upon Provisions (Subject to approval by OvaScience’s Board of Directors)
Consolidation of fields	Merge 3 fields (License, Expanded, JV) into 1 unified “all fields” field
Economic considerations stemming from field consolidation	Aggregate annual payments of $[***] for unified field.
Add two milestones by which OvaScience pays $[***] upon the FCS for both treating menopause, and for diagnostics.
Royalty on Net Sales. MGH proposes to keep the royalty on Net Sales separate with [***]% for human, and [***]% for animal, applications.

Solely with respect to the Media Patent Rights, and in consideration for the [***] extension of FCS obligations by Harvard, OvaScience agrees that it will continue to pay royalties on Net Sales within the Limited Field (i.e., the “[***] Media Patent Rights” field) at [***]% of the rates above for [***] years ([***] months) following the expiration of the Media Patent Rights, provided that the following two conditions are met before any such extension comes into force or effect:
(1)    a patent within the Media Patent Rights becomes granted and enforceable in the country where the Net Sales are being generated; and
(2)    such patent directly covers the Product or Process on which such Net Sales are assessed.

a. Further Reductions in Rate.
i. Combination Product Provision. An additional formula of C/D for determining the amount of Net Sales attributable to a Combination Product where D is the average selling price of the combination product sold in a given market and C is the average selling price of the isolated royalty-bearing product or process in that market (e.g., where we sell an EggPC-derived egg or embryo in a market such as animal husbandry, wherein the embryo doesn’t utilize any proprietary technology of another, which egg/standard embryo would be the royalty-bearing product/process and the ultimate cow generated the combination product). This formula would not displace the other formulas provided, but would supplement those formulas.

ii. Royalty Floor. The overall floor on the royalty rate shall be [***]% if OvaScience exercises both Stacking Provisions and Combination Product Provisions for a single product. The Royalty Floor shall remain at [***]% in the event that either the Stacking OR Combination Provisions are invoked by OvaScience.

2. Royalty on Sublicense Income. MGH would like to recognize OvaScience’s contribution towards development of commercially valuable technology by an appropriately reducing/stepping down amount of Sublicense Income due for the combined fields which is directly attributable to the sublicense grant as follows:

	As of Date	% Sublicense Income
	Effective Date of License (“ED”)	[***]%
	3rd Anniversary ED	[***]%

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

	5th Anniversary ED	[***]%, provided that OVAS pays MGH $[***] upon execution of the restatement.
	7th Anniversary of ED	[***]%, provided that OVAS pays MGH additional $[***] by the first anniversary of the restatement’s execution.
Claw-Back Provisions	3. Realigning Diligence Obligations.
a. Elimination of Clinical POC Obligation. Eliminate clinical POC study, and OvaScience will pay the $[***] milestone for achieving clinical POC within [***] of execution of the restatement.
b. Extending Timing of First Commercial Sale (“FCS”). Extend the FCS from [***] for EggPC platform in any required geographies.
c.    Restructuring Nature of Required Geographies.
i.    Change to CRE re: specific big pharma targets to regional markets (e.g., 1 country in North America, 1 Central or South American country, 1 country in the Middle East, 2 countries in Asia Pacific, and 2 countries within or candidates for the EU) within [***] of Effective Date; and
ii.    OvaScience shall, by the [***] of the restatement’s execution, make FCS in the US

d. Extending FCS for [***] Media Patent Rights. OvaScience proposes that we extend the FCS deadline by [***], for which we would pay $[***] upon execution of the restatement.
e. Diligence After FCS: OvaScience proposes that we (a) achieve a FCS in those regions per 3(c), above, and (b) not let any period of [***] or more expire without continued sales in those regions, provided that this period would toll in the event of any actual or threatened regulatory or IP issues. Any failure in achieving the above would be subject to (2), below.

4. Providing for Diligence Extensions. OvaScience can extend any diligence obligation for [***] by paying a $[***] fee; provided, that any diligence obligation could only be so extended [***].

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.